As filed with the Securities and Exchange Commission on November 9, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GYRE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	56-2020050 (I.R.S. Employer Identification Number)
Gyre Therapeutics, Inc.
12770 High Bluff Drive
Suite 150
San Diego, CA 92130
(619) 949-3681
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles Wu, Ph.D.
Chief Executive Officer
12770 High Bluff Drive
Suite 150
San Diego, CA 92130
(619) 949-3681
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Ryan A. Murr
Branden C. Berns
Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, CA 94105
(415) 393-8200
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Emerging growth company ☐

Smaller reporting company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2023
Prospectus

1,081,333 Shares
COMMON STOCK
Offered by the Selling Stockholder
This prospectus relates to the potential resale from time to time by the Selling Stockholder (as defined below) of up to 1,081,333 shares of common stock, par value $0.001 per share (“Common Stock”), of Gyre Therapeutics, Inc., a Delaware corporation (the “Company”), consisting of (i) 540,666.5 shares of Common Stock issuable upon the conversion of the Company’s Series X Convertible Preferred Stock, par value $0.001 per share (“Convertible Preferred Stock”) and (ii) 540,666.5 shares of Common Stock issuable upon the conversion of Convertible Preferred Stock pursuant to the exercise of a warrant issued to GNI USA (as defined below). The “Selling Stockholder” refers to GNI USA and its respective permitted transferees. The shares of Common Stock registered by this prospectus are referred to herein as the “Resale Shares.” The Resale Shares (adjusted for the 1 to 15 reverse stock split effected by the Company on October 30, 2023) consist of:
(i)
540,666.5 shares of Common Stock issuable upon conversion of 811 shares of Convertible Preferred Stock, previously issued to GNI USA, Inc., a Delaware corporation (“GNI USA”), pursuant to that certain Securities Purchase Agreement, dated October 27, 2023 (the “Securities Purchase Agreement”), by and between the Company and GNI USA; and

(ii)
540.666.5 shares of Common Stock issuable upon conversion of 811 shares of Convertible Preferred Stock issuable upon the exercise of warrants to purchase shares of Convertible Preferred stock held by GNI USA, previously issued pursuant to the Securities Purchase Agreement (the “Warrants”).

We are not offering or selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholder pursuant to this prospectus. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Resale Shares. The Selling Stockholder may sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the Resale Shares in the section entitled “Plan of Distribution.”
If any underwriters, dealers or agents are involved in the sale of any of the Resale Shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “GYRE.” On October 30, 2023, we consummated the previously announced business combination (the “Closing”) pursuant to that certain Business Combination Agreement, dated as of December 26, 2022 and as amended on March 29, 2023 and August 30, 2023 (the “Business Combination Agreement”), by and among the Company (formerly known as Catalyst Biosciences, Inc.), GNI USA, GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”), GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI Hong Kong”), Shanghai Genomics, Inc., a company organized under the laws of the People’s Republic of China, the Minority Holders (as defined therein) and Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares. Pursuant to the terms of the Business Combination Agreement, at the Closing, we acquired an indirect controlling interest in Beijing Continent Pharmaceuticals Co., Ltd., a company organized under the laws of the People’s Republic of China.
On November 7, 2023, the last reported sale price of our Common Stock as reported on Nasdaq was $8.05 per share.
Investing in our Common Stock involves risk. See “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of the registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell the shares of our Common Stock through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholder offers and sells may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
Neither we nor the Selling Stockholder have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus or any free writing prospectus prepared by or on behalf of us in connection with this offering to which we have referred you. We and the Selling Stockholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus or any such free writing prospectus provided in connection with this offering is accurate only as of the date thereof, regardless of the time of delivery of such document or of any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated by reference herein or any free writing prospectus prepared by or on behalf of us in connection with this offering, in making your investment decision.
The Selling Stockholder is not offering to sell, or seeking offers to buy, shares of our Common Stock in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and the offering of the Resale Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Company,” “we,” “us” and “our” refer to Gyre Therapeutics, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning our future results of operations and financial position, strategy and plans, and our expectations for future operations. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative version of these words and similar expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those described in “Risk Factors” included elsewhere in this prospectus and in the documents that are incorporated by reference herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our beliefs and assumptions only as of the date of this prospectus, or, in the case of any document incorporated by reference herein in this prospectus, as of the date of such document. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements include, but are not limited to, statements concerning the following:
•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results;
•	our ability to develop a pipeline of product candidates to address unmet needs in the treatment of organ fibrosis and other inflammatory diseases;
•
the timing, progress and results of clinical trials for Hydronidone from the Company’s Phase 2a trial and other product candidates that the Company may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials will become available and research and development programs;

•
the timing, scope and likelihood of regulatory filings and approvals, including timing of investigational new drug applications and final approval of Hydronidone from the U.S. Food and Drug Administration for the treatment of nonalcoholic steatohepatitis (“NASH”) and liver fibrosis associated with chronic hepatitis B, and any other future product candidates;

•	the timing, scope or likelihood of foreign regulatory filings and approvals;
•
our expectations regarding the future pursuit of product development efforts, including whether it will pursue such efforts, estimates regarding the expenses, future revenue, timing of any future revenue, capital requirements and need for additional financing related to such efforts, the timing of and ability of the Company to pursue such efforts and the Company’s plans to develop and, if approved, subsequently commercialize any product candidates resulting from such efforts;

•	our expectations regarding its ability to fund its operating expenses and capital expenditure requirements with its cash, cash equivalents and investments;
•	our ability to develop and advance current product candidates and programs into, and successfully complete, clinical studies;
•	our manufacturing, commercialization and marketing capabilities and strategy;
•	plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;
•	the need to hire additional personnel and our ability to attract and retain such personnel;
•	the size of the market opportunity for our product candidates, including estimates of the number of patients who suffer from the diseases the Company is targeting;

•	expectations regarding the approval and use of our product candidates in combination with other drugs;
•	expectations regarding potential for accelerated approval or other expedited regulatory designation;
•	our competitive position and the success of competing therapies that are or may become available;
•	estimates of the number of patients that the Company will enroll in its clinical trials;
•	the beneficial characteristics and the potential safety, efficacy and therapeutic effects of our product candidates;
•	our ability to obtain and maintain regulatory approval of its product candidates and its expectations regarding particular lines of therapy;
•	plans relating to the further development of our product candidates, including additional indications the Company may pursue;
•	existing regulations and regulatory developments in the United States, Europe, and other jurisdictions;
•	expectations regarding the impact of the COVID-19 pandemic on our business;
•
our intellectual property position, including the scope of protection the Company is able to establish and maintain for intellectual property rights covering Hydronidone, and other product candidates it may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates and for the manufacture of its product candidates for clinical trials;
•	our relationships with patient advocacy groups, key opinion leaders, regulators, the research community and payors;
•
our ability to obtain and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

•	the pricing and reimbursement of Hydronidone, and other product candidates the Company may develop, if approved;
•	the rate and degree of market acceptance and clinical utility of Hydronidone, and other product candidates the Company may develop;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our financial performance;
•	the period over which the Company estimates its existing cash and cash equivalents will be sufficient to fund its planned operating expenses and capital expenditure requirements;
•	the expected benefits of the transactions contemplated by the Business Combination Agreement;
•	the impact of laws and regulations; and
•	expectations regarding the period during which the Company will qualify as a smaller reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC this registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. In addition, we are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, we file periodic and current reports, proxy statements and other information with the SEC.
You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website at www.gyretx.com or by means of the SEC’s website at www.sec.gov. The information found on, or that can be accessed from or that is hyperlinked to, our website or the SEC’s website is not part of this prospectus and you should not rely on that information when making a decision to invest in our Common Stock.
Any statement made in this prospectus and any prospectus supplement, periodic and current reports, proxy statements and other information filed or furnished with the SEC concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to such filing or furnishing, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or calling us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.
Gyre Therapeutics, Inc.
Investor Relations
12770 High Bluff Drive, Suite 150
San Diego, CA 92130
(619) 949-3681

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent “furnished” and not “filed”) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except the information contained in such documents to the extent “furnished” and not “filed”):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on July 20, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•
our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 15, 2023, August 14, 2023 and October 26, 2023, respectively;

•
our Current Reports on Form 8-K as filed with the SEC on January 19, 2023, March 2, 2023, March 30, 2023, April 7, 2023, May 5, 2023, June 20, 2023, August 31, 2023, October 23, 2023, October 30, 2023 and November 2, 2023;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 20, 2023; and
•
the Description of Gyre Capital Stock section contained in our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 20, 2023, including any amendment or report filed for the purpose of updating such description.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference herein into this prospectus, other than exhibits which are specifically incorporated by reference herein into such documents. Requests should be directed to our Investor Relations department at Gyre Therapeutics, Inc., 12770 High Bluff Drive, Suite 150, San Diego, CA 92130. Our telephone number is (619) 949-3681.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference herein therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference herein into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PROSPECTUS SUMMARY
You should read the following summary together with the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and related notes as well as any free writing prospectus prepared by us or on our behalf. You should carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” included in or incorporated by reference in this prospectus.
Our Company
We are a biopharmaceutical company focused on the development and commercialization of Hydronidone for the treatment of NASH in the United States. Hydronidone is being evaluated for the treatment of liver fibrosis associated with a broad spectrum of chronic liver diseases. A Phase 1 clinical trial of Hydronidone has been completed in the United States and generated pharmacokinetics (“PK”), safety and tolerability data of single and multiple ascending doses of Hydronidone in U.S. healthy subjects.
We anticipate filing an investigational new drug application for the treatment of NASH in the United States in late 2023. NASH is a severe form of nonalcoholic fatty liver disease, characterized by inflammation and fibrosis in the liver that can progress to cirrhosis, liver failure, hepatocellular carcinoma and death. There are currently no approved products for the treatment of NASH.
We plan to initiate the clinical development of Hydronidone in NASH fibrosis in a randomized, double-blind, placebo-controlled, parallel group, Phase 2a, Proof-of-Concept (“PoC”) clinical study evaluating the safety, tolerability, PK, and Pharmacodynamics (“PD”) of Hydronidone capsules administered daily at an oral dose of 360 mg (given as 120 mg thrice daily) for 24 weeks to adult subjects with advanced liver fibrosis associated with noncirrhotic NASH. The main goal of the proposed Phase 2a study is to obtain early PoC for Hydronidone in subjects with NASH fibrosis as a basis of expansion into a more comprehensive Phase 2/3 clinical program, provided that the drug is successful. The study will include a small sample size (total of 60 evaluable subjects) who will receive in a 2:1 ratio Hydronidone or Placebo. The study will evaluate changes from baseline in a set of noninvasive biochemical and imaging biomarkers relevant to assessment of NASH fibrosis in the context of drug exposure, as well as the mechanism of anti-fibrotic action of Hydronidone. The study will employ PK blood sampling and assessment of the initial population PK and PK/PD relationship to inform Hydronidone treatment in future clinical studies in NASH fibrosis. In addition, this trial will include a disease-specific patient-reported outcomes, a validated composite Chronic Liver Disease Questionnaire – NASH, to collect patient-reported data about the impact of Hydronidone treatment on quality of life of subjects with advanced NASH fibrosis.
Prior to our acquisition from GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”) and GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI Hong Kong”), of all of the assets and intellectual property rights primarily related to the proprietary Hydronidone compound, other than such assets and intellectual property rights located in the PRC, we were engaged in the research and development of product candidates from our protease engineering platform. In February 2022, we engaged Perella Weinberg Partners as a financial advisor to assist our company in exploring strategic alternatives to monetize our assets. In March 2022, we ceased research and development activities and in May 2022, we entered into an asset purchase agreement with Vertex Pharmaceuticals Inc., pursuant to which Vertex Pharmaceuticals Inc. (“Vertex”) purchased our complement portfolio, including CB 2782-PEG and CB 4332, as well as our complement-related intellectual property, including the ProTUNE™ and ImmunoTUNE™ platforms, for $60.0 million in cash consideration (the “Vertex Transaction”). $55.0 million was received upfront in May 2022 and the remaining $5.0 million was received in May 2023 upon satisfaction of certain post-closing indemnification obligations. The hold-back amount was initially recorded within accounts and other receivables on the condensed consolidated balance sheet. In June 2023, we distributed $3.5 million, which reflected, in consideration with the Vertex Transaction, the hold-back amount received from Vertex less expenses and a reserve for potential tax liabilities to holders of the contingent value right issued to our stockholders of record on January 5, 2023 (the “CVR Holders”). On February 27, 2023, we signed an asset purchase agreement with GC Biopharma (“GCBP”) pursuant to which GCBP acquired our legacy rare bleeding disorders programs, including marzeptacog alpha activated, dalcinonacog alpha and CB-2679d-GT, for a total of $6 million; $1 million payable on signing and $5 million payable on February 28, 2025, subject to satisfaction of post-closing indemnification obligations. In March 2023, we distributed net proceeds of approximately $0.2 million to the CVR Holders. Once received, any additional net proceeds from the transaction will be distributed to the CVR Holders. We are also pursuing certain legal claims against a third party related to payments under a 2016 asset purchase agreement, and any net recoveries related to these claims will be distributed to the CVR Holders.

We had a net loss of $8.2 million for the year ended December 31, 2022 and $3.8 million for the nine months ended September 30, 2023, and an accumulated deficit of $410.9 million as of December 31, 2022 and $414.7 million as of September 30, 2023. As of December 31, 2022, we had $21.7 million of cash and cash equivalents. As of September 30, 2023, we had $2.2 million of cash and cash equivalents. Substantially all our operating losses were incurred in its research and development programs and in our general and administrative operations. For a description of our business, financial condition, results of operations and other important information regarding us and our business, we refer you to our filings with the SEC, incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Corporate Information
We were incorporated in Delaware in 1997 as a wholly-owned subsidiary of R.J. Reynolds Tobacco Company. In August 2000, we became an independent company when we issued and sold stock to venture capital investors. On August 20, 2015, pursuant to the merger agreement between Targacept, Inc. and Catalyst Biosciences, Inc. (“Private Catalyst”), we acquired Private Catalyst and on August 20, 2015, we changed our name from Targacept, Inc. to Catalyst Biosciences, Inc. On October 30, 2023, we consummated the previously announced business combination pursuant to the Business Combination Agreement, pursuant to which we acquired an indirect controlling interest in Beijing Continent Pharmaceuticals Co., Ltd., a company organized under the laws of the People’s Republic of China. Pursuant to the Business Combination Agreement, we changed our name from Catalyst Biosciences, Inc. to Gyre Therapeutics, Inc. on October 30, 2023. Our principal executive offices are located at 12770 High Bluff Drive, Suite 150, San Diego, CA 92130, and our telephone number is (619) 949-3681. Our website address is www.gyretx.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.
We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus contains additional trade names, trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING
Common Stock offered by the Selling Stockholder
1,081,333 shares of Common Stock.
Use of proceeds
We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholder pursuant to this prospectus. See “Use of Proceeds” and “Selling Stockholder.”
Plan of distribution
The Selling Stockholder may sell all or a portion of the Resale Shares owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the Resale Shares covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”
Risk factors
Investing in our Common Stock involves a high degree of risk. See “Risk Factors” and other information included or incorporated into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.
The Nasdaq Capital Market Symbol
“GYRE”

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 20, 2023, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with all of the other information contained in this prospectus or any document incorporated by reference herein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in this prospectus or any document incorporated by reference herein are not the only risks facing us, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be adversely affected, which could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

USE OF PROCEEDS
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholder.
Subject to limited exceptions, the Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDER
This prospectus relates to the resale by the Selling Stockholder identified in the table below from time to time of 1,081,333 shares of Common Stock, consisting of (i) 540,666.5 shares of Common Stock issuable upon the conversion of the Company’s Convertible Preferred Stock and (ii) 540,666.5 shares of Common Stock issuable upon the conversion of Convertible Preferred Stock pursuant to the exercise of a warrant issued to GNI USA (collectively, the “Shares”). The Selling Stockholder may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. We do not know how long the Selling Stockholder will hold the Warrants, whether the Selling Stockholder will exercise the Warrants, and upon such exercise, how long the Selling Stockholder will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the Shares. When we refer to the “Selling Stockholder” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholder’s interest in the Resale Shares other than through a public sale.
Certain Information Concerning the Selling Stockholder
The table below presents information regarding the Selling Stockholder and the shares of our Common Stock that they may sell or otherwise dispose of from time to time under this prospectus.
In accordance with the Asset Purchase Agreement dated December 26, 2022, by and among the Company, GNI Group and GNI Hong Kong, on December 26, 2022, our board of directors (the “Board”) appointed two persons affiliated with GNI USA, Ying Luo, Ph.D. and Mr. Thomas Eastling, to our board as directors. Dr. Luo serves as the Chairman of the Board and as a Class I director with a term expiring at our 2025 annual meeting of the stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Eastling serves as a Class III director with a term expiring at our 2024 annual meeting of the stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. On October 30, 2023, Dr. Luo and Mr. Eastling were appointed to the Nominating and Corporate Governance Committee of the Board, and Dr. Luo was appointed the chair of the committee. GNI USA, through entities affiliated with GNI Group, is a wholly-owned subsidiary of GNI Group. Dr. Luo is a director, representative executive officer, president and chief executive officer and executive committee member of GNI Group. Mr. Eastling is an outside member of GNI Group and an advisor to the executive committee of GNI Group. In addition, in connection with the Closing, Ruoyu Chen was appointed as the Company’s Interim Chief Financial Officer. Ms. Chen has worked as the senior vice president of finance of GNI USA since 2021. Mr. Eastling and Ms. Chen are husband and wife. Except as disclosed herein, other Selling Stockholder do not have, and within the past three years have not had, any position, office or other material relationship with us.
For the Selling Stockholder listed on the table below, we have calculated the maximum estimated number of Resale Shares that could become saleable by such Selling Stockholder pursuant to this prospectus if such Selling Stockholder were to convert their shares of our Convertible Preferred Stock into shares of our Common Stock at a rate equal to 10,000 per share divided by the $1.00, such underlying Common Stock then appropriately adjusted to reflect the reverse stock split effected on October 30, 2023. On an aggregate basis, the total number of the Resale Shares saleable pursuant to this prospectus is 1,081,333 shares.
For purposes of the table below, we have assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering. The following table is prepared based on information provided to us by the Selling Stockholder. In addition, we assume that the Selling Stockholder has not sold, transferred or otherwise disposed of, our Common Stock in transactions exempt from the registration requirements of the Securities Act. Any changed or new information given to us by the Selling Stockholder, including regarding the identity of, and the securities held by, each Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

We have determined beneficial ownership in accordance with the rules of the SEC. Beneficial ownership generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, to our knowledge, each Selling Stockholder identified in the table possesses sole voting and investment power over the Resale Shares shown as beneficially owned by the Selling Stockholder. The information is not necessarily indicative of beneficial ownership for any other purpose.
	Beneficial Ownership Prior to the Date of this Prospectus		Beneficial Ownership Assuming the Sale of All Shares registered pursuant to this Prospectus
Name	Number of Shares Beneficially Owned Following Conversion(1)	Percent of Outstanding Common Stock(2)	Number of Shares	Percent of Outstanding Common Stock
GNI USA(3)	65,087,220	76.3%	64,005,887	75.0%
(1)
One share of Convertible Preferred Stock converts into 10,000 shares of Common Stock, such underlying Common Stock then appropriately adjusted to reflect the reverse stock split effected on October 30, 2023.

(2)	Based upon 85,350,954 shares of Common Stock outstanding assuming the conversion of all shares of Convertible Preferred Stock that a Selling Stockholder beneficially owns into shares of Common Stock.
(3)
GNI USA, through entities affiliated with GNI Group, is a wholly-owned subsidiary of GNI Group. By virtue of such relationship, GNI Group may be deemed to have voting and investment power with respect to the shares held by GNI USA. Ying Luo, Ph.D. is a director, representative executive officer, president and chief executive officer and executive committee member of GNI Group and may be deemed to share voting and dispositive power over the shares held of record by GNI USA. The business address for GNI USA is 12730 High Bluff Drive, Suite 250, San Diego, California 92130. The address for GNI Group and Ying Luo, Ph.D. is c/o GNI Group Ltd., Nihonbashi-Honcho YS Bldg. 3rd Floor 2-2-2 Nihonbashi-Honcho, Chuo-ku, 103-0023 Tokyo, Japan.

PLAN OF DISTRIBUTION
The Selling Stockholder may sell all or a portion of the Resale Shares covered by this prospectus from time to time. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholder may use any one or more of the following methods when selling the Resale Shares:
•	on the Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•	in privately negotiated transactions;
•	in underwritten offerings;
•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	in a block trade in which the broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;
•	through the distribution of the shares by any Selling Stockholder to its partners, members or stockholders;
•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	by pledge to secured debts and other obligations;
•	through delayed delivery arrangements;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	through delayed delivery arrangements;
•	to or through underwriters or agents;
•	“at the market” or through market makers or into an existing market for the securities;
•
through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans; or

•	a combination of any such methods of sale.
The Selling Stockholder also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling the Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.
The Selling Stockholder may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees or pledgees will be the selling beneficial owners for purposes of this prospectus.
Any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The Selling Stockholder may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the Resale Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
Under the securities laws of some U.S. states, shares of our Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states shares of our Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus is a part.
Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.
The Selling Stockholder will pay all of the expenses incurred in connection with the registration of the Resale Shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws, all underwriting discounts and selling commissions, if any, and any legal or other expenses incurred by us or them in connection with the registration and offer and sale of the Resale Shares.

DIVIDEND POLICY
On September 20, 2022, we paid a special, one-time cash dividend of approximately $45.0 million (or $1.43 per share) to our common stockholders of record as of the close of business on September 6, 2022. On January 12, 2023, we paid a special, one-time cash dividend of approximately $7.6 million (or $0.24 per share) to our common stockholders of record as of the close of business on January 5, 2023. In June 2023, we distributed $3.5 million, which reflected, in connection with the Vertex Transaction, the hold-back amount received from Vertex less expenses and a reserve for potential tax liabilities, to the CVR Holders. We currently intend to retain all future earnings, if any, for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors our board of directors may deem relevant.

LEGAL MATTERS
The validity of the issuance of the Resale Shares offered by this prospectus has been passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters in connection with the Resale Shares offered hereby will be passed on for any agents, dealers or underwriters by counsel that will be named in the applicable prospectus supplement.

EXPERTS
The consolidated balance sheets of Gyre Therapeutics, Inc. and Subsidiary as of December 31, 2022 and 2021, and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ equity (deficit), and cashflows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Beijing Continent Pharmaceuticals Co., Ltd. at December 31, 2022 and 2021, and for each of the years then ended, which are incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, including therein, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

1,081,333 Shares

COMMON STOCK

Offered by the Selling Stockholder
PROSPECTUS
The date of this prospectus     , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	Other Expenses of Issuance and Distributions.
The following table sets forth the expenses to be borne by Gyre Therapeutics, Inc. in connection with the offerings described in this Registration Statement.
Registration fee – Securities and Exchange Commission	$1,027.06
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous
Total	*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
ITEM 15.	Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
As permitted by the Delaware General Corporation Law, our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation also provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.
Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended (but, in the case of any amendment, only to the extent such amendment permits broader indemnification rights than such law permitted us prior to such amendment), against all expenses reasonably incurred in connection with their service for or on our behalf. Our amended and restated bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding; provided, however, that if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) will be made only upon delivery to us of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by us under our amended and restated bylaws or otherwise. Our amended and restated bylaws permit us to secure insurance on behalf of any director, officer, employee, or agent or individual serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power or the obligation to indemnify such person against such liability under the provisions of our amended and restated bylaws.

We have entered into indemnification agreements with each of our directors and with each executive officer. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of our company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in our best interests, with respect to “short-swing” profit claims under Section 16(b) of the Exchange Act and, with certain exceptions, with respect to proceedings that he or she initiates.
ITEM 16.	Exhibits.
Incorporated by reference herein
Exhibit No.	Description	Form	File No.	Filing Date	Filed Herewith
2.1	Asset Purchase Agreement, dated December 26, 2022, by and among Catalyst Biosciences, Inc., GNI Group Ltd., and GNI Hong Kong Limited	8-K	000-51173	December 27, 2022
2.2	Agreement and Amendment to Asset Purchase Agreement, dated as of March 29, 2023, by and among Catalyst Biosciences, Inc., GNI Group and GNI Hong Kong.	8-K	000-51173	March 30, 2023
2.3
Business Combination Agreement, dated December 26, 2022, by and among Catalyst Biosciences, Inc., GNI USA, Inc., GNI Group Ltd., GNI Hong Kong Limited, Shanghai Genomics, Inc., the individuals listed on Annex A thereto and Continent Pharmaceuticals Inc.
		8-K	000-51173	December 27, 2022
2.4
Amendment to Business Combination Agreement, dated as of March 29, 2023, by and among Catalyst Biosciences, Inc., GNI USA, GNI Group, GNI Hong Kong, Shanghai Genomics, Inc., the Minority Holders and Continent Pharmaceuticals, Inc.
		8-K	000-51173	March 30, 2023
2.5
Second Amendment to Business Combination Agreement, dated as of August 30, 2023, by and among Catalyst Biosciences, Inc., GNI USA, GNI Group, GNI Hong Kong, Shanghai Genomics, Inc. and Continent Pharmaceuticals Inc.
		8-K	000-51173	August 31, 2023
2.6	Contingent Value Rights Agreement, dated as of December 26, 2022, between Catalyst Biosciences, Inc. and American Stock Transfer & Trust Company, LLC	S-3	333-273395	July 24, 2023
2.7	Amendment to Contingent Value Rights Agreement, dated as of March 29, 2023, executed by Catalyst Biosciences, Inc..	8-K	000-51173	March 30, 2023
3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant	S-8	333-133881	May 8, 2006

Incorporated by reference herein
Exhibit No.	Description	Form	File No.	Filing Date	Filed Herewith
3.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51173	August 20, 2015
3.3	Second Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51173	February 10, 2017
3.4	Certificate of Designation of Series X Convertible Preferred Stock	8-K	000-51173	December 27, 2022
3.5	Certificate of Designation of Series Y Preferred Stock	8-K	000-51173	June 20, 2023
3.6	Certificate of Elimination for Catalyst’s Series Y Preferred Stock	8-K	000-51173	August 31, 2023
3.7	Amended and Restated Bylaws of the Registrant	8-K	000-51173	December 27, 2022
5.1	Opinion and Consent of Gibson, Dunn & Crutcher LLP				X
10.1	Securities Purchase Agreement by and among the Company and GNI USA, dated October 27, 2023	8-K	000-51173	October 30, 2023
23.1	Consent of EisnerAmper LLP				X
23.2	Consent of Ernst & Young Hua Ming LLP				X
23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)				X
24.1	Power of Attorney (contained in the signature page hereto)				X
107	Filing Fee Table				X
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.
ITEM 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Filing Fee Table” filed as an exhibit in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B,
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes that: in a registration statement permitted by Rule 430A,
(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Gyre Therapeutics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 9th day of November, 2023.
Gyre Therapeutics, Inc.

By:	/s/ Charles Wu, Ph.D.
Charles Wu, Ph.D.
Chief Executive Officer
Power of Attorney
Each person whose signature appears below hereby severally constitutes and appoints Charles Wu, Songjiang Ma and Ruoyu Chen, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Charles Wu, Ph.D.	Chief Executive Officer, Director (Principal Executive Officer)	November 9, 2023
Charles Wu, Ph.D.

/s/ Ruoyu Chen	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	November 9, 2023
Ruoyu Chen

/s/ Ying Luo, Ph.D.	Chairman of the Board	November 9, 2023
Ying Luo, Ph.D.

/s/ Songjiang Ma	President, Director	November 9, 2023
Songjiang Ma

/s/ Gordon G. Carmichael	Director	November 9, 2023
Gordon G. Carmichael

/s/ Thomas Eastling	Director	November 9, 2023
Thomas Eastling

/s/ Renate Parry	Director	November 9, 2023
Renate Parry

/s/ Nassim Usman, Ph.D.	Director	November 9, 2023
Nassim Usman, Ph.D.

/s/ Han Ying, Ph.D.	Director	November 9, 2023
Han Ying, Ph.D.